EXHIBIT 10.60

CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of March 24, 1998, between USCI, Inc., a Delaware corporation (the "Company"), and JNC Opportunity Fund Ltd., a Cayman Islands corporation (the "Purchaser").

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase from the Company, shares of the Company's 6% Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred"), the Company's 6% Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred"), and the Company's 6% Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred" and, together with the Series A Preferred and the Series B Preferred, the "Preferred Stock").


IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and Purchaser agree as follows:



ARTICLE I

PURCHASE AND SALE OF PREFERRED STOCK

1.1	Purchase and Sale.  (a)  Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company: (i) 500 shares of Series A Preferred (the "Series A Shares"); (ii) up to 500 shares of Series B Preferred (the "Series B Shares"); and (iii) up to 500 shares of Series C Preferred (the "Series C Shares" and, together with the Series A Shares and the Series B Shares, the "Shares").

(b) The Series A Preferred shall have the respective rights, preferences and privileges set forth in Exhibit A attached hereto (the "Series A Terms"), which shall be incorporated into a Certificate of Designation to be approved by the Purchaser and filed prior to the Series A Closing Date (as defined below) by the Company with the Secretary of State of Delaware (the "Series A Designation"). The Series B Preferred and the Series C Preferred shall have respective rights, preferences and privileges identical to the Series A Terms, mutatis mutandis, and shall rank pari passu with the Series A Preferred with regard to dividends, liquidation, voting rights and any other preferential rights designated therein, except that the Conversion Price (as defined below) for conversion of the Series B Shares and Series C Shares shall be determined as of the Original Issue Date (as defined below) for such Series B Shares and Series C Shares, and the case may be.

The Series B Preferred and the Series C Preferred shall be authorized pursuant to Certificates of Designation prepared by the Company, subject to the approval of the Purchaser, and filed prior to the Series B Closing Date (as defined below) or the Series C Closing Date (as defined below), as applicable, by the Company with the Secretary of State of Delaware (such Certificates of Designation and the Series A Designation are collectively, the "Certificates of Designation").

For purposes of this Agreement, "Conversion Price," "Original Issue Date," "Conversion Date," "Trading Day" and "Per Share Market Value" shall have the meanings set forth in Exhibit A; and "Market Price" as at any date shall mean the average Per Share Market Value for the five (5) Trading Days immediately preceding such date.

1.2  Purchase Price.  The purchase price per Share shall be $10,000.

1.3  The Closings.

 (a) The Series A Closing. (i) The closing of the purchase and sale of the Series A Shares (the "Series A Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP (the "Escrow Agent"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Series A Closing is hereinafter referred to as the "Series A Closing Date."


  (ii) At the Series A Closing, the parties shall deliver or shall cause to be delivered to the Escrow Agent such items as are required to be delivered by them in accordance with and subject to the terms and conditions of the Escrow Agreement, dated as of the date hereof, by and among the Company, the Purchaser and the Escrow Agent, in the form of Exhibit E (the "Escrow Agreement"), including the following: (a) the Company shall deliver to the Purchaser (1) stock certificates representing 250,000 Series A Shares registered in the name of the Purchaser, (2) a common stock purchase warrant in the form of Exhibit B (the "Series A Warrant") to purchase an aggregate of 149,522 shares of the Company's common stock, $.0001 par value per share (the "Common Stock"), at an exercise price equal to 120% of the Market Price on the Series A Closing Date, exercisable for three years from the Original Issue Date, registered in the name of the Purchaser, (3) the legal opinion of the Law Offices of Leonard R. Glass, P.A., outside counsel to the Company, substantially in the form attached hereto as Exhibit D, and
(4) all other documents, instruments and writings required to have been delivered at or prior to the Series A Closing by the Company pursuant to this Agreement and the Registration Rights Agreement, dated the date hereof, by and between the Company and the Purchaser, in the form of Exhibit C (the "Registration Rights Agreement"); and (b) the Purchaser shall deliver to the Company (1) $5,000,000 in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose prior to the Series A Closing Date, and (2) all documents, instruments and writings required to have been delivered at or prior to the Series A Closing by the Purchaser pursuant to this Agreement and the Registration Rights Agreement.

  (b) The Series B Closing. (i) Subject to the terms and conditions set forth in this Agreement, the Purchaser and the Company shall have the right to deliver a written notice to the other (a "Series B Subsequent Financing Notice") requiring such other party to either sell or buy, as the case may be, Series B Shares and Series B Warrants (as defined below), for a purchase price of $10,000 per Series B Share. A Series B Subsequent Financing Notice may be delivered no earlier than 60 Trading Days after the effective date of the Underlying Shares Registration Statement (as defined in the Registration Rights Agreement) relating to the Underlying Shares (as defined in Section 2.1(d)) issuable upon conversion or exercise (as the case may be) of the Shares and the Warrants and no later than 150 days after such effective date. The closing of the purchase and sale of the Series B Shares (the "Series B Closing") shall take place at the offices of the Escrow Agent on the date indicated in the Series B Subsequent Financing Notice (which may not be prior to the 15th Trading Day or subsequent to the 30th Trading Day after receipt by the other party of the Subsequent Financing Notice, or as otherwise agreed to by the parties); provided that in no case shall the Series B Closing take place unless and until the conditions listed in Section 4.1 have been satisfied or waived by the appropriate party. The date of the Series B Closing is hereinafter referred to as the "Series B Closing Date."

  (ii) At the Series B Closing, the parties shall deliver or shall cause to be delivered to the Escrow Agent such items as are required to be delivered by them in accordance with and subject to the terms and conditions of an Escrow Agreement, in the form of Exhibit E, to be executed by and among the Company, the Purchaser and the Escrow Agent, prior to the Series B Closing Date, including the following: (a) the Company shall deliver to the Purchaser (1) such number of Series B Shares as indicated on the Series B Subsequent Financing Notice (as adjusted pursuant to the terms and conditions hereof), registered in the name of the Purchaser, (2) a common stock purchase warrant in the form of Exhibit B (the "Series B Warrants") to purchase a number of shares of the Common Stock as would equal 0.125 multiplied by the number of shares of Common Stock issuable upon conversion in full of the Series B Shares to be issued at the Series B Closing (assuming that such conversion occurred on the Series B Closing Date) at an exercise price equal to 120% of the Market Price on the Series B Closing Date, exercisable for three years from the Series B Closing Date registered in the name of the Purchaser, (3) the legal opinion referenced in Section 4.1(xii), substantially in the form attached hereto as Exhibit D, and (4) all other documents, instruments and writings required to have been delivered at or prior to the Series B Closing by the Company to the Purchaser pursuant to this Agreement; and (b) the Purchaser shall deliver to the Company (1) the product of $10,000 and the number of Series B Shares to be issued and sold at the Series B Closing, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose prior to the Series B Closing Date and (2) all documents, instruments and writings required to have been delivered at or prior to the Series B Closing by such Purchaser pursuant to this Agreement.

 (c)	The Series C Closing.  (i) Subject to the terms and conditions set forth in this Agreement, the Purchaser and the Company shall have the right to deliver a written notice to the other (a "Series C Subsequent Financing Notice") requiring such other party to either sell or buy, as the case may be, Series C Shares and the Series C Warrants (as defined below), for a purchase price of $10,000 per Series C Share. A Series C Subsequent Financing Notice may be delivered no earlier than the later to occur of (i) the 60th Trading Day after the effective date of the Underlying Shares Registration Statement (provided, that in the event that the Underlying Shares Registration Statement filed in connection with the Series A Closing does not cover the Underlying Shares issuable upon conversion or exercise of the Series B Shares and Series B
Warrants, then such 60 Trading Day period shall commence upon the effective date of the Underlying Shares Registration Statement that covers such Underlying Shares) and (ii) in the event that the Underlying Shares Registration Statement filed in connection with the Series A Closing covers the Underlying Shares issuable upon conversion or exercise (as the case may be) of the Series B Shares and Series B Warrants, 60 Trading Days after the Series B Closing Date, and no later than 150 days after the later to occur of the applicable effective date and the Series B Closing Date. The closing of the purchase and sale of the Series C Shares (the "Series C Closing") shall take place at the offices of the Escrow Agent on the date indicated in the Series C Subsequent Financing Notice (which may not be prior to the 15th Trading Day or subsequent to the 30th Trading Day after receipt by the other party of the Subsequent Financing Notice, or as otherwise agreed to by the parties); provided that in no case shall the Series C Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party. The date of the Series C Closing is hereinafter referred to as the "Series C Closing Date."

(ii) At the Series C Closing, the parties shall deliver or shall cause to be delivered to the Escrow Agent such items as are required to be delivered by them in accordance with and subject to the terms and conditions of an Escrow Agreement, in the form of Exhibit E, to be executed by and among the Company, the Purchaser and the Escrow Agent, prior to the Series C Closing Date, including the following: (a) the Company shall deliver to the Purchaser (1) such number of Series C Shares, as indicated in the Series C Subsequent Financing Notice (as adjusted pursuant to the terms and conditions hereof), registered in the name of the Purchaser, (2) a common stock purchase warrant in the form of Exhibit B (the "Series C Warrants" and together with the Series A Warrants and the Series B Warrants, the "Warrants") to purchase a number of shares of the Common Stock as would equal 0.125 multiplied by the number of shares of Common Stock issuable upon conversion in full of the Series C Shares to be issued at the Series C Closing (assuming that such conversion occurred on the Series C Closing Date) at an exercise price equal to 120% of the Market Price on the Series C Closing Date, exercisable for three years from the Series C Closing Date, registered in the name of the Purchaser, (3) the legal opinion referenced in
Section 4.2(xii), substantially in the form attached hereto as Exhibit D, and (4) all other documents, instruments and writings required to have been delivered at or prior to the Series C Closing by the Company to the Purchaser pursuant to this Agreement; and (b) the Purchaser shall deliver to the Company (1) the product of $10,000 and the number of Series C Shares to be issued and sold at the Series C Closing, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose prior to the Series C Closing Date and (2) all documents, instruments and writings required to have been delivered at or prior to the Series C Closing by such Purchaser pursuant to this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

  2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the
Purchaser:

 (a)Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 2.1(a) (collectively the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of the Transaction Documents (as defined below) in any material respect, (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of this Agreement, the Certificates of Designation, the Warrants, the Escrow Agreements or the Registration Rights Agreement (collectively, the "Transaction Documents") (any of (x), (y) or (z), being a "Material Adverse Effect").

 (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents, and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, articles, by-laws or other charter documents. Prior to the Series A Closing Date, the Series B Closing Date and the Series C Closing Date (each a "Closing Date"), as the case may be, the respective Certificates of Designation shall have been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with the terms thereof.

 (c)Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares and the Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Documents (as defined below) or Schedule 2.1(c), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

 (d) Issuance of the Shares and the Warrants. The Shares and the Warrants are duly authorized, and, when issued and paid for in accordance with the terms hereof, shall have been validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens"). The Company has on the date hereof and will, at each Closing Date, have, and at all times while the Shares and any Warrants are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock, to enable it to perform its conversion, exercise and other obligations under this Agreement, the Warrants and the Certificate of Designation with respect to the number of Shares and Warrants issued at such Closing Date, and in no circumstances shall such reserved and available shares of Common Stock be less than the sum of (i) 200% of the maximum number of shares of Common Stock which would be issuable upon conversion in full of the Shares issued pursuant to the terms hereof assuming such conversion were effected on the Original Issue Date for such Shares,
(ii) the number of shares of Common Stock issuable upon exercise of the Warrants, and (iii) the number of shares Common Stock which would be issuable upon payment of dividends on the Shares, assuming each Share is outstanding for three years and all dividends are paid in shares of Common Stock. All such authorized shares of Common Stock shall be duly reserved for such issuance to the holders of such Shares and Warrants. The shares of Common Stock issuable upon conversion of the Shares, as payment of dividends thereon, or upon exercise of the Warrants are collectively referred to herein as the "Underlying Shares." The Shares, the Warrants and Underlying Shares are, collectively, the "Securities".
 When issued in accordance with the Certificates of Designation, and upon exercise of the Warrants, the Underlying Shares have been duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

 (e)No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect.

 (f) Consents and Approvals.  Except as specifically set forth in
Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings of the Certificates of Designation with the Secretary of State of Delaware,
(ii) the filing of Underlying Shares Registration Statement with the Securities and Exchange Commission (the "Commission"), (iii) the application(s) or any letter(s) acceptable to the Nasdaq National Market System (the "NASDAQ") for the listing of the Underlying Shares with the NASDAQ (and with any other national securities exchange or market on which the Common Stock is then listed), and (iv) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the "Required Approvals").

 (g) Litigation; Proceedings. Except as specifically disclosed in the Disclosure Materials (as hereinafter defined) there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could individually or in the aggregate, have a Material Adverse Effect.

 (h) No Default or Violation.  Neither the Company nor any Subsidiary
(i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, or (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, except as could not, in any such case (individually or in the aggregate) have or result in a Material Adverse Effect.

 (i)Schedules. The Schedules to this Agreement furnished by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

 (j) Private Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

 (k) SEC Documents; Financial Statements; No Adverse Change. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required; neither the Company nor any of its subsidiaries is in breach of any agreement where such breach would have or result in a Material Adverse Effect. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Annual Report on Form 10-K for the fiscal year ended December 31, 1996, there has been no event, occurrence or development that has had or could result in a Material Adverse Effect which has not been specifically disclosed to the Purchaser by the Company. The Company last filed audited financial statements with the Commission on December 31, 1996, and has not received any comments from the Commission in respect thereof.

(l) Seniority. No class of equity securities of the Company is senior to the Preferred Stock in right of payment, whether upon liquidation, dissolution or otherwise.

 (m) Investment Company. The Company is not, and is not controlled by or under common control with an affiliate (an "Affiliate") of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

 (n) Certain Fees. Except for certain fees payable by the Company to Wharton Capital Partners, Ltd. and to Donald Drum, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchaser, its employees, officers, directors, agents, and partners, and their respective Affiliates (as such term is defined under Rule 405 promulgated under the Securities
Act), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

 (o) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Securities, other than the Disclosure Materials and any amendments and supplements thereto or (ii) solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.
 None of the Disclosure Materials or any other information provided to the Purchaser by or on behalf of the Company contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

 (p) Form S-3 Eligibility. The Company is, and at each Closing Date will be, eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

 (q) Exclusivity. The Company shall not issue and sell the Preferred Stock to any Person other than the Purchaser pursuant to this Agreement other than with the specific prior written consent of the Purchaser, provided the Purchaser has not failed to purchase the Series B Shares or Series C Shares, as the case may be, if obligated to do so hereunder.

 (r) Listing and Maintenance Requirements Compliance. The Company has not in the two years preceding the date hereof received notice (written or oral) from the NASDAQ or any other stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market.
 The Company is in compliance with all such maintenance requirements.

 (s) Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "Intellectual Property Rights") which are necessary for use in connection with its business, as currently conducted and as described in the SEC Documents, and which the failure to so have would have a Material Adverse Effect. To the best knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights which are necessary for use in connection with the Company's business.

 (t) Acknowledgement of Dilution. The Company acknowledges that the issuance of the Underlying Shares upon (i) conversion of the Shares and payment of dividends thereon in accordance with the Certificates of Designation, and (ii) exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon (x) conversion of the Shares and payment of dividends thereon in accordance with the Certificates of Designation, and (y) exercise of the Warrants is unconditional and absolute, subject to the limitations set forth herein in the Certificates of Designation or pursuant to the Warrants, regardless of the effect of any such dilution.

 (u) Registration Rights; Rights of Participation. Except as described on Schedule 2.1(u) hereto, (A) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers, financial consultants or advisors or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other Transaction Document.

 (v) Title. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for liens, claims or encumbrances as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

 (w) Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a) Organization; Authority
  The Purchaser is a corporation duly
incorporated or a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase by the Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

(b)	Investment Intent
  The Purchaser is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

  (c) Purchaser Status
  At the time the Purchaser was offered the Shares and the Warrants, it was, and at the date hereof, it is, and at each Closing Date and each exercise date under the Warrants, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

 (d) Experience of the Purchaser. The Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

 (e) Ability of the Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

  (f) Access to Information. The Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

(g) Reliance.  The
Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

(h) Organization. The Purchaser represents and warrants that it has not been organized or recapitalized specifically for the purpose of purchasing the Securities.

The Company acknowledges and agrees that the Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this
Section 2.2.


ARTICLE III

OTHER AGREEMENTS OF THE PARTIES

3.1 Transfer Restrictions.
 (a) The Purchaser may only dispose of the Securities held by it, pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to counsel to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register any transfer of Securities by the Purchaser to an Affiliate of the Purchaser, or any transfer among any such Affiliates, provided that transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the
Securities:

[NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE] [THE SECURITIES REPRESENTED HEREBY HAVE NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

[FOR SHARES ONLY] THE SHARES REPRESENTED BY THIS CERTIFICATE
ARE SUBJECT TO CERTAIN RESTRICTIONS ON CONVERSION SET FORTH IN A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF MARCH 24, 1998, EXECUTED BY THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF USCI, INC.

The Underlying Shares issuable upon conversion of the Shares or as payment of dividends thereon or exercise of the Warrants shall not contain the legend set forth above nor any other legend if the conversion of such Shares or the payment of such dividends thereon or exercise of the Warrants occurs at any time while an Underlying Shares Registration Statement is effective under the Securities Act or in the event there is not an effective Underlying Shares Registration Statement at such time, if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide the Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder.

3.2 Stop Transfer Instruction.
The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in Section 3.1.

3.3	Furnishing of Information.  As long as the Purchaser owns
Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Purchaser with true and complete copies of all such filings.
 As long as the Purchaser owns Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of the Shares may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.4 Blue Sky Laws.
In accordance with the Registration Rights Agreement, the Company shall qualify or exempt the issuance and sale of the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request and shall continue such qualification or exemption at all times through the third anniversary of the Closing Date; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

3.5 Integration.
The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser.

3.6 Certain Agreements.
As long as the Purchaser owns Shares, the Company shall not and shall cause the Subsidiaries not to, without the consent of the holders of all of the Shares then outstanding, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of any Purchaser; (ii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock except as permitted under the Certificates of Designation and as would not adversely affect the rights of any Purchaser hereunder or under such Certificates of Designation; (iii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock in any manner; or (iv) enter into any agreement with respect to any of the foregoing.

 3.7 Listing and Reservation of Underlying Shares
(a) The Company shall (i) not later than the fifth Business Day following the applicable Closing Date prepare and file with the NASDAQ (as well as any other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to the NASDAQ covering and listing a number of shares of Common Stock which is at least equal to the number of shares required to be reserved pursuant to Section 2.1(d),
(ii) take all steps necessary to cause the such shares to be approved for listing in the NASDAQ (as well as on any other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchaser evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon. In the event that the number of Underlying Shares as are issuable upon conversion in full of the then number of outstanding Shares, as payment or dividends thereon, and upon exercise of the then unexercised portion of the Warrants exceeds 185% of the number of Underlying Shares previously listed on account thereof with NASDAQ (and other required exchanges) the Company shall take the necessary actions to immediately list a number of Underlying Shares as equal to 200% of the number of Underlying Shares then issuable upon conversion of the Shares and as payment of dividends and exercise of Warrants.


 (b) The Company shall reserve for issuance upon conversion of the Shares and for payment of dividends thereupon in shares of Common Stock pursuant to the terms of the Certificates of Designation and upon exercise of the Warrants in accordance with their terms, as many shares as may be required to fulfill such conversion, dividend and exercise obligations, but in no event less than the number of shares to be listed on the NASDAQ (and such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed, traded or quoted) as set forth in Section 3.7(a).

3.8 Purchaser Ownership of Common Stock  The Purchaser agrees not to convert Shares or exercise its Warrants to the extent such conversion or exercise would result in the Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Shares held by such Purchaser after application of this Section. To the extent that the limitation contained in this Section applies, the determination of whether Shares are convertible (in relation to other securities owned by a Purchaser) and of which Shares are convertible shall be in the sole discretion of the Purchaser, and the submission of Shares for conversion shall be deemed to be such Purchaser's determination of whether such Shares are convertible (in relation to other securities owned by a Purchaser) and of which portion of such Shares are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to
verify or confirm the accuracy of such determination.   Nothing
contained herein shall be deemed to restrict the right of the Purchaser to convert Shares at such time as such conversion will not violate the provisions of this Section. The provisions of this Section will not apply to any conversion pursuant to Section 5(a)(ii) of the Certificates of Designation, and may be waived by the Purchaser upon not less than 75 days prior notice to the Company, and the provisions of this Section shall continue to apply until such 75th day (or later, if stated in the notice of waiver).

3.9 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of the Shares or Underlying Shares otherwise required under this Agreement or the Registration
Rights Agreement would be prohibited by the relevant provisions of the Delaware General Corporation Law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that from the 5th day after such redemption notice until such redemption price is paid in full, interest on any such unpaid amount shall accrue at the rate of 15% per annum.

3.10 Notice of Breaches.
(a) Each of the Company and the Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to the Series B Closing Date and the Series C Closing Date which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section
3.9 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

(b) Notwithstanding the generality of Section 3.9(a), the Company shall promptly notify the Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Shares a copy of any written statement in support of or relating to such claim or notice.

3.11 Conversion and Exercise Obligations of the Company. The Company covenants to convert the Shares and to deliver
Underlying Shares in accordance with the terms and conditions and time period set forth in the respective Certificates of Designation and to deliver Underlying Shares upon exercise of Warrants in accordance with the terms and conditions and time periods set forth in the Warrants.

3.12 Right of First Refusal; Subsequent Registrations; Certain Corporate Actions. (a) The Company
shall not, directly or indirectly, without the prior written consent of Encore Capital Management, L.L.C. ("Encore"), offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its or its Affiliates' equity or equity-equivalent securities or any instrument that permits the holder thereof to acquire Common Stock at any time over the life of the security or investment at a price that is less than the market price of the Common Stock at the time of issuance of such security or investment (a "Subsequent Placement" for a period of 180 days after any Closing Date, except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible preferred stock in each case disclosed in Schedule 3.1(c), and (iii) shares of Common Stock issued upon conversion of Shares, as payment of dividends thereon, or upon exercise of the Warrants in accordance with their respective terms, unless (A) the Company delivers to Encore a written notice (the "Subsequent Placement Notice") of its intention effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be affected, and attached to which shall be a term sheet or similar document relating thereto and (B) Encore shall not have notified the Company by 5:00 p.m. (New York City time) on the tenth (10th) Trading Day after its receipt of the Subsequent Placement Notice of its willingness to cause the Purchaser to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Placement Notice. If Encore shall fail to notify the Company of its intention to enter into such negotiations within such time period, the Company may effect the Subsequent Placement substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Placement Notice; provided, that the Company shall provide Encore with a second Subsequent Placement Notice, and Encore shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Placement Notice within thirty (30) Trading Days after the date of the initial Subsequent Placement Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Placement Notice.

(b) Except Underlying Shares and other "Registrable
Securities" (as such term is defined in the Registration Rights Agreement) required to be registered in accordance with the Registration Rights Agreement and other securities of the Company permitted to be registered pursuant to Section 6(b) of the Registration Rights Agreement, and other than Company securities to be registered for resale in connection with financings permitted pursuant to paragraph (a)(i) through (iii) of this Section, the Company shall not, without the prior written consent of the Purchaser, (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company for a period of not less than 90 Trading Days after the later to occur of (1) the date that an Underlying Shares Registration Statement is declared effective by the Commission (provided, that in the event that the Underlying Shares Registration Statement filed in connection with the Series A Closing does not cover the Underlying Shares issuable upon conversion or exercise of the Series B Shares, Series C Shares, Series B Warrants and Series C Warrants, then each such 90 Trading Day period shall commence on the date that the Underlying Shares Registration Statements covering the Underlying Shares issuable in respect of the Series B Shares and Series B Warrants and Series C Shares and Series C Warrants are respectively declared effective by the Commission) and (2) the 90th Trading Day after the Series B Closing Date and Series C Closing Date, as applicable. Any days that the Purchaser is unable to sell Underlying Shares under an Underlying Shares Registration Statement shall be added to such 90 Trading Day period.

3.13 Press Release. The Company shall issue a press release within two Business Days of each Closing Date, as applicable, relating to the issue and sale of the Shares and Warrants to the Purchaser at such Closing Date, which press releases shall be approved by the Purchaser.

3.14 Annual Report on Form 10-K.  The Company shall file an
Annual Report on Form 10-K for the fiscal year ended December 31, 1997 prior to March 31, 1998.

3.15 Use of Proceeds. The Company shall use all of the proceeds from the sale of the Shares for working capital and general corporate purposes and not for the satisfaction of any portion of Company borrowings or to redeem Company equity or equity-equivalent securities.
 Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

3.16 Reimbursement . In the event that the Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, in connection with or as a result of the consummation of the transactions contemplated pursuant to the Transaction Documents, the Company will reimburse the Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. In addition, other than with respect to any matter in which the Purchaser is a named party, the Company will pay the Purchaser the charges, as reasonably determined by the Purchaser, for the time of any officers or employees of the Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearings, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliate of the Purchaser and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser and any such Affiliate and any such Person. The Company also agrees that neither the Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the Purchaser or entity in connection with the transactions contemplated by this Agreement. The Purchaser shall not, without the prior written consent of the Company, effect any settlement of any action in respect of which the Company is a party.


ARTICLE IV

4.1 Conditions Precedent to the Obligation of the Purchaser to Purchase the Series B Shares. The obligation of the Purchaser to acquire and pay for the Series B Shares is subject to the satisfaction or waiver by the Purchaser, at or before the Series B Closing of each of the following conditions:

 (i) Series A Closing .  The Series A Closing shall have occurred;

(ii) Accuracy of the Company's Representations and Warranties The representations and warranties of the Company contained herein shall be true and correct in
all material respects as of the date when made and as of the Series B Closing Date as though made on and as of the Series B Closing Date.

  (iii) Performance by the Company . The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction
Documents to be performed, satisfied or complied with by the Company at or prior to the Series B Closing Date;

(iv) Underlying Shares Registration Statement
 The Underlying Shares Registration Statement shall have been declared effective under the Securities Act by the Commission. On the Series B Closing Date, the Underlying Shares Registration Statement shall be effective, not subject to any actual or threatened stop order and not be subject to any actual or threatened suspension at any time between the Series A Closing Date and the Series B Closing Date;

(v) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents relating to the issuance or conversion of any of the Shares or exercise of the Warrants;

(vi) Adverse Changes Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect and no material adverse change in the condition (financial or otherwise) or prospects of the Company shall have occurred which is not disclosed in the Disclosure Materials;

  (vii) Litigation. No material litigation shall have been instituted or threatened against the Company;

(viii) Management. In the reasonable judgment of the Purchaser, there have been no substantial changes in the senior management of the Company;

 (ix) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on the NASDAQ (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company) at any time since the Series A Closing Date;

(x) Listing of Common Stock The Common Stock shall have been at all times since the Series A Closing Date listed for trading on the NASDAQ;

(xi) Change of Control No Change of Control in the Company shall have occurred. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange
Act) of in excess of 33% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii);

(xii) Legal Opinion.
The Company shall have delivered to the Purchaser the opinion of the Company's outside counsel, in substantially the form attached hereto as Exhibit D dated the Series B Closing Date;

(xiii) Required Approvals. All Required Approvals shall have been obtained;

(xiv) Shares of Common Stock.  On the Series B Closing Date, the
Company shall have duly reserved the number of Underlying Shares required by this Agreement to be reserved for issuance upon conversion of Series B Shares and payment of dividends thereon;

(xv) Delivery of Stock Certificates . The Company shall have delivered to the Purchaser or its designee the stock certificate(s) representing the Series B Shares, registered in the name of the Purchaser or its designee, each in form satisfactory to the Purchaser;

(xvi)  Performance of Conversion/Exercise Obligations.
The Company shall have (a) delivered Underlying Shares upon conversion of Series A Shares and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of the Series A Certificate of Designation and (b) delivered Underlying Shares upon exercise of the Series A Warrants and otherwise performed its obligations in accordance with the terms of the Series A Warrants;

(xvii)  Closing Threshold
For the thirty (30) Trading Days immediately prior to the Series B Closing Date, (i) the Per Share Market Value shall have been equal to or greater than $4.00, (ii) there shall be a minimum of twelve (12) market makers actively making a market in the Common Stock, and (iii) the average weekly dollar volume of the Common Stock traded on the NASDAQ shall be at least $1,000,000;

(xviii) Transfer Agent Instructions
The Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent; and

(xix) Shareholder Approval. No approval of the shareholders of the Company shall be required in order to issue the Underlying Shares issuable upon conversion in full of the Series B Shares to be issued and sold at the Series B Closing.

 (xx) Officer's Certificate. On the Series B Closing Date the Company shall deliver to the Purchaser an Officer's Certificate dated the Series B Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of the Series B Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section
4.1 as of the Series B Closing Date.

 4.2 Conditions Precedent to the Obligation of the Purchaser to Purchase the Series C Shares.
The obligation of the Purchaser to acquire and pay for the Series C Shares is subject to the satisfaction or waiver by the Purchaser, at or before the Series C Closing of each of the following conditions:

  (i) Series B Closing.  The Series B Closing shall have occurred;

(ii) Accuracy of the Company's Representations and Warranties
  The representations and
warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Series C Closing Date as though made on and as of the Series C Closing Date;

  (iii) Performance by the Company The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction
Documents to be performed, satisfied or complied with by the Company at or prior to the Series C Closing Date;

(iv) Underlying Shares Registration Statement
 The Underlying Shares Registration Statement covering the Series B Shares and Series B Warrants shall have been declared effective under the Securities Act by the Commission. On the Series C Closing Date, such Underlying Shares Registration Statement shall be effective, not subject to any actual or threatened stop order and not be subject to any actual or threatened suspension at any time between the Series B Closing Date and the Series C Closing Date;

 (v) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents relating to the issuance or conversion of any of the Shares or exercise of the Warrants;

 (vi) Adverse Changes. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect and no material adverse change in the condition (financial or otherwise) or prospects of the Company shall have occurred which is not disclosed in the Disclosure Materials;

 (vii) Litigation. No material litigation shall have been instituted or threatened against the Company;

 (viii) Management. In the reasonable judgment of each Purchaser, there have been no substantial changes in the senior management of the Company;

  (ix) No Suspensions of Trading in Common Stock The trading in the Common Stock shall not have been suspended by the Commission or on the NASDAQ (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company at any time since the Series A Closing Date);

(x) Listing of Common Stock The Common Stock shall have been at all times since the Series A Closing Date listed for trading on the NASDAQ;

(xi) Change of Control. No Change of Control in the Company shall have occurred;

(xii) Legal Opinion.
The Company shall have delivered to the Purchaser the opinion of the Company's outside counsel, in substantially the form attached hereto as Exhibit D dated the Series C Closing Date;

  (xiii) Required Approvals.
All Required Approvals shall have been obtained;

(xiv) Shares of Common Stock.   On the Series C Closing Date, the
Company shall have duly reserved the number of Underlying Shares required by this Agreement to be reserved for issuance upon conversion of Series C Shares and payment of dividends thereon;

(xv) Delivery of Stock Certificates. The Company shall have delivered to the Purchaser or its designee the stock certificate(s) representing the Series C Shares, registered in the name of the Purchaser or its designee, each in form satisfactory to the Purchaser;

 (xvi)  Performance of Conversion/Exercise Obligations.
The Company shall have (a) delivered Underlying Shares upon conversion of Series A Shares and Series B Shares and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of each of the Series A Certificate of Designation and Series B Certificate of Designation and (b) delivered Underlying Shares upon exercise of the Series A Warrants and the Series B Warrants (as the case may be) and otherwise performed its obligations in accordance with the terms of such Warrants;

 (xvii)  Closing Threshold.
For the thirty (30) Trading Days immediately prior to the Series C Closing Date, (i) the Per Share Market Value shall have been equal or greater than $4.00, (ii) there shall be a minimum of twelve (12) market makers actively making a market in the Common Stock, and (iii) the average weekly dollar volume of the Common Stock traded on NASDAQ shall be a minimum of $1,000,000;

(xviii) Transfer Agent Instructions
The Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent; and

  (xix) Shareholder Approval. No approval of the shareholders of the Company shall be required in order to issue the Underlying Shares issuable upon conversion in full of the Series C Shares to be issued and sold at the Series C Closing.

  (xx) Officer's Certificate. On the Series C Closing Date the Company shall deliver to the Purchaser an Officer's Certificate dated the Series C Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of the Series C Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section
4.2 as of the Series C Closing Date.

ARTICLE IV
MISCELLANEOUS

  5.1 Fees and Expenses.
At the Series A Closing, the Company shall pay $15,000 to the Escrow Agent, in connection with the preparation and negotiation of the Transaction Documents, and $5,000 to the Purchaser or its designee for due diligence expenses. At each of the Series B Closing and Series C Closing, the Company will pay to the Escrow Agent, $7,500 the preparation of any documentation for such Closing. Otherwise, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto.

5.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement, the Certificates of Designation, the Escrow Agreement and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

5.3 Notices.
 Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall as set forth below each parties name on Schedule 1, and if to the Company with copies to the Law Offices of Leonard R. Glass, P.A., 45 Central Avenue, P.O. Box 579, Tenafly, N.J. 07670 (fax: 201-894-1718) Attn: Leonard R. Glass,
Esq., and if to any Purchaser with copies to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, NY 10104, Attn: Eric L. Cohen, Esq., fax: (212) 541-4630, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

 5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares outstanding.

  5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

  5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. No Purchaser may assign this Agreement (other than to an Affiliate of the Purchaser) or any rights or obligations hereunder without the prior written consent of the Company, except that any Purchaser may assign its rights hereunder and under the Transaction Documents without the consent of the Company as long as such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in
Section 2.2. This provision shall not limit the Purchaser's right to transfer securities or transfer or assign rights hereunder or under the Registration Rights Agreement.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and Federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

  5.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive each Closing and the delivery and conversion or exercise (as the case may be) of the Shares and Warrants.

  5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.
 In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

  5.11 Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the name of the Purchaser without the Purchaser's prior written consent.

5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Company under the Transaction Documents. Each of the Company and the Purchaser (severally and not jointly) agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14 No Reliance.
Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of the other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such party.


	[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
	SIGNATURE PAGE FOLLOWS]

		IN WITNESS WHEREOF, the parties hereto have caused this Convertible Preferred Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

USCI, INC.
By:_____________________________________
   Name:
   Title:



JNC OPPORTUNITY FUND LTD.



By:_____________________________________
   Name:
   Title:

CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

Between

USCI, INC.

and

JNC OPPORTUNITY FUND LTD.




Dated as of March 24, 1998

Schedule 1

Company:

USCI, Inc.
6115-A Jimmy Carter Boulevard
Norcross, Georgia 30071
Facsimile: (770) 840-0905
Attn:  Robert J. Kostrinsky

Purchaser:

JNC Opportunity Fund Ltd.
Olympia Capital (Cayman) Ltd.
c/o Olympia Capital (Bermuda) Ltd.
Williams House, 20 Reid Street
Hamilton HM11, Bermuda
Facsimile: (441) 295-2305
Attn:  Director

With copies to:
Encore Capital Management, L.L.C.
12007 Sunrise Valley Drive, Suite 460
Reston, VA  20191
Facsimile: (703) 476-7711
Attn:  Neil T. Chau